Exhibit 99.1

For Immediate Release

Contacts:

Amy Huitt Riverstone Networks, Inc. 408/878-6500	Howard Kalt Kalt Rosen & Co. 415/397-2686

RIVERSTONE NETWORKS ANNOUNCES MANAGEMENT CHANGES

CFO BARNES MOVES TO STRATEGY ROLE

SANTA CLARA, Calif., November 1, 2005 – Riverstone Networks (RSTN.PK), a leading provider of carrier Ethernet networks, today announced that Roger A. Barnes, its Chief Financial Officer, has become its Executive Vice President and Chief Strategy Officer, effective immediately. Michael Overby, who has been the company’s Vice President of Finance, has been appointed interim Chief Financial Officer.

“At this time, Riverstone needs to focus on critical strategic decisions,” said President and Chief Executive Officer Oscar Rodriguez. “We believe this change allows us to best use Roger’s extensive knowledge of the business and our industry as we make critical decisions about the future of our business.”

Riverstone Networks is a registered trademark of Riverstone Networks, Inc. All other trademarks, service marks and trade names belong to their respective owners.

Except for the historical information contained herein, the matters set forth in this press release, including without limitation statements regarding strategic decisions concerning the future of Riverstone are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date hereof and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include the ability of the Company to execute new business and/or implement changes to its operations that are intended to bring cash expenditures in line with cash receipts, or to obtain alternative financing sources, along with those risks and uncertainties detailed from time to time in Riverstone Networks’ SEC reports, including the reports on Form 10-Q and Form 8-K filed on September 2, 2004 . The company assumes no obligation to update or revise these forward-looking statements.